UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported) December 23, 2004

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114

(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     Build-A-Bear Workshop, Inc. (the “Company”) has prepared a slide presentation for use in connection with investor presentations. The presentation includes, among other things, information regarding investment highlights, the Company’s marketing strategy, store economic model, growth opportunities, management team experience and historical financial performance. A copy of the investor presentation is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the investor presentation contained herein is qualified in its entirety by the full text of such exhibit.

     The investor presentation will also be posted on the Company’s investor relations website located at http://ir.buildabear.com in the Presentations section, although the Company reserves the right to discontinue its availability at any time.

     The information in the investor presentation may only be accurate as of the date hereof and is subject to change. The Company does not undertake any plan or obligation to update the presentation, even though its situation may change in the future.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Investor Presentation dated December 23, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC. (Registrant)
Date: December 23, 2004	/s/ Tina Klocke
	Name:	Tina Klocke
	Title:	Chief Financial Bear, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Investor Presentation dated December 23, 2004

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